EXHIBIT 99.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933

Release No. 11114 / September 30, 2022

SECURITIES EXCHANGE ACT OF 1934

Release No. 95953 / September 30, 2022

ADMINISTRATIVE PROCEEDING

File No. 3-21189

In the Matter of CEMTREX, INC. and SAAGAR GOVIL, Respondents.	ORDER INSTITUTING CEASE-AND- DESIST PROCEEDINGS, PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease- and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 (“Securities Act”) and Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”) against Cemtrex, Inc. (“Cemtrex”) and Saagar Govil (“S. Govil” and, with Cemtrex, “Respondents”).

II.

In anticipation of the institution of these proceedings, Respondents have submitted Offers of Settlement (the “Offers”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over them and the subject matter of these proceedings, which are admitted, and except as provided herein in Section V, Respondents consent to the entry of this Order Instituting Cease-And-Desist Proceedings, Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-And-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Respondents’ Offers, the Commission finds1 that:

Summary

1. These proceedings arise out of misrepresentations by Cemtrex, a diversified technology company, regarding Cemtrex’s use of offering proceeds and undisclosed trading in Cemtrex stock, as well as misrepresentations by Cemtrex and its Chairman and CEO, S. Govil, regarding sales of Cemtrex’s flagship business and consumer electronics product, the SmartDesk.

2. Between April 2016 and January 2018, Cemtrex raised at least $13 million from investors for general corporate purposes. In fact, however, more than $7.3 million of the offering proceeds were used to fund business ventures of Aron Govil unrelated to Cemtrex and for the personal expenses of Aron Govil, a former officer and director of the company. On July 19, 2021, the Commission filed a Complaint in the Southern District of New York against Aron Govil relating to the misappropriation of investor money as well as numerous other frauds. See SEC v. Govil, 21 Civ. 06150 (JPO).

3. In addition, in a February 2017 press release, Cemtrex falsely represented that Aron Govil had not sold shares of Cemtrex in several years when, in fact, he had engaged in substantial sales of Cemtrex stock through entities he owned and controlled.

4. Finally, between May 2018 and October 2020, Cemtrex and S. Govil repeatedly represented to investors that “marquee customers,” including certain companies that were household names, were SmartDesk customers when, in fact, they were not (the “Purported Customers”).

Respondents

5. Cemtrex is a Nasdaq-listed company incorporated in Delaware with its principal place of business in Brooklyn, New York. Cemtrex, a diversified technology company, was founded by Aron Govil in 2004. Aron Govil is the father of S. Govil.

6. S. Govil, age 36, is a resident of Fort Lee, New Jersey and is currently CEO, and Chairman of Cemtrex. S. Govil joined Cemtrex in 2008 and was previously field engineer and Vice President of Operations at Cemtrex prior to being appointed to President and CEO in 2011, and Chairman in 2014.

1 The findings herein are made pursuant to Respondents’ Offers of Settlement and are not binding on any other person or entity in this or any other proceeding.

Background

A. Cemtrex’s Misrepresentations Relating to the Cemtrex Offerings

7. Between approximately April 2016 and November 2017, Cemtrex engaged in three fraudulent primary securities offerings.

8. On two occasions in April 2016 and November 2017, Cemtrex sold a total of approximately $2.5 million in Cemtrex securities to an investor, which was wired to a Cemtrex bank account (the “Notes Offerings”).

9. In addition, in or about December 2016, Cemtrex commenced a registered subscription rights offering, which gave the purchaser a unit consisting of one shares of Series 1 Preferred Stock and two Series 1 Warrants for a subscription price of $10 per unit (the “Rights Offering” and, together with the Notes Offerings, the “Cemtrex Offerings”). The Rights Offering raised $13,561,870. Of that, $1,811,870 was used to pay offering expenses and the remaining

$11,750,000 in proceeds was deposited into one of Cemtrex’s bank accounts.

10. In connection with each of these three offerings, Cemtrex’s offering materials – including SEC filings – and company press releases uniformly represented that net proceeds from the offerings would be used for general corporate purposes, including (i) the repayment of debt;

(ii) acquisitions; (iii) working capital and capital expenditures; (iv) research and development; and

(v) investments in Cemtrex subsidiaries. None of the offering materials stated that investor money would be used for Aron Govil’s personal and unrelated business expenses.

11. Notwithstanding Cemtrex’s representations, $7.3 million of offering proceeds were not used for the stated purposes. Rather, Aron Govil, who had control over Cemtrex and its bank accounts, used $7.3 million of the offering proceeds to fund his business ventures unrelated to Cemtrex and for his personal expenses.

B. Cemtrex’s Misrepresentations Regarding Aron Govil’s Trading

12. In or about February 2017, a popular investing website (“Investing Website”) published an article alleging that Aron Govil and S. Govil had been selling Cemtrex stock without making legally required disclosures of the sales.

13. In response to these allegations, on February 22, 2017, Cemtrex issued a press release entitled “Cemtrex (CETX) Responds to False, Misleading Blog Post on [Investing Website].” The release stated, “As is easily confirmed by a review of Cemtrex’s proxy filings with the SEC, Aron Govil and Saagar Govil have not sold shares of Cemtrex in several years.”

14. Cemtrex’s representations that Aron Govil had not sold shares Cemtrex were false because Aron Govil had executed multiple sales of Cemtrex stock in brokerage accounts titled in the name of entities he owned and in which he held the full economic interest.

15. For example, in January 2017 alone, through his entities, Aron Govil sold a total of 79,900 shares of Cemtrex common stock in 145 transactions. Between at least January 3, 2017 and March 18, 2020, Aron Govil executed a total of at least 1,250 trades in Cemtrex common stock, including the purchase of at least 454,877 shares and the sale of at least 271,453 shares. None of the transactions were reported pursuant to Section 16 of the Exchange Act.

C. Respondents’ Misrepresentations Regarding the SmartDesk

16. Between May 2018 and February 2019, Cemtrex issued multiple press releases concerning sales of its SmartDesk to the Purported Customers.

17. The SmartDesk was Cemtrex’s premier business and consumer computing product. Cemtrex marketed the product as a combination adjustable standing desk and computer with three built-in touch screens and a scanner. The Company touted the SmartDesk as the ideal office cubicle replacement and, during the COVID-19 pandemic, as a home office solution.

18. Cemtrex and S. Govil issued multiple press releases touting sales to the Purported Customers, each of which was a large corporation with a household name. These press releases falsely stated that the Purported Customers had purchased SmartDesks and may purchase more in the future, giving the false impression that SmartDesk sales would grow substantially from their low levels.

19. For example, on September 6, 2018, Cemtrex and S. Govil issued a press release titled, “Cemtrex Shipping SmartDesks to Select Marquees Customers, Including [Purported Customer 1 and 2], this Month.” The press release stated that Purported Customer 1, a national household hardware company, and Purported Customer 2, a major airline, were “early adopting [SmartDesk] customers.” In fact, though each company had communications with Cemtrex about potentially purchasing the product, neither Purported Customer 1 nor Purported Customer 2 had purchased a SmartDesk.

20. Similarly, on November 27, 2018, Cemtrex and S. Govil issued a press release about the ongoing Rights Offering, described above. In that press release, Cemtrex and S. Govil stated that Cemtrex had received SmartDesk orders from Purported Customer 1 and Purported Customer 2, which Cemtrex described as “Fortune 500 companies.” The press release also projected that SmartDesk sales could produce a gross profit of as much as $2.6 million. This press release was false and misleading because Purported Customers 1 and 2 were not SmartDesk customers.

21. On January 3, 2019, Cemtrex issued yet another SmartDesk press release. This one, titled “Cemtrex Announces [Purported Customer 3] as Latest SmartDesk Client,” claimed that Purported Customer 3, a major hotel chain, had purchased SmartDesks for its offices. The press release quoted S. Govil as follows: “We are thrilled to have [Purported Customer 3] on board…[Purported Customer 3] is one of the largest and most successful lodging companies in the world….This relationship, with [Purported Customer 3], we believe can lead to several thousand units sold over the next year or two as hotels look to deploy SmartDesks.” These statements all were false and misleading because Purported Customer 3 had not purchased any SmartDesks and there was no prospect of the product being broadly deployed by Purported Customer 3.

22. Also during this period, Cemtrex investor presentations and SmartDesk marketing materials, available on Cemtrex’s website and elsewhere, prominently displayed logos of multiple Purported Customers to indicate that they had purchased SmartDesks. Purported Customer 1 was among the companies whose logo was being used by Cemtrex. Not only had Purported Customer 1 informed Cemtrex that it did not wish to purchase a SmartDesk, in approximately April 2019, it also denied a request by Cemtrex to use its logo in Cemtrex’s SmartDesk marketing. Subsequently, upon learning that Cemtrex had been using its logo, Purported Customer 1 demanded, through counsel, that Cemtrex cease using the logo. A presentation featuring Purported Customer 1’s logo remained available on Cemtrex’s website through at least October 2020.

Violations

23. As a result of the conduct described above, Respondent Cemtrex violated Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, which prohibit fraudulent conduct in the offer or sale of securities and in connection with the purchase or sale of securities.

24. As a result of the conduct described above, Respondent S. Govil violated Section 17(a)(3) of the Securities Act, which makes it illegal to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

Undertakings

Respondent Cemtrex undertakes to:

25. Unless otherwise required by law, not publicly announce that it has partnered with another company or that another company has become a customer of Cemtrex without providing prior written notice, including a copy of the announcement text, to the business person at the other company responsible for that company’s relationship with Cemtrex.

26. Certify, in writing, compliance with the undertaking set forth above. The certification shall identify the undertaking, provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and Respondent Cemtrex agrees to provide such evidence. The certification and supporting material as to the undertakings set forth in paragraph 25 shall be submitted to Assistant Regional Director Sandeep Satwalekar, with a copy to the Office of Chief Counsel of the Enforcement Division, on the first, third, and fifth anniversaries of this Order. For the avoidance of doubt, the undertaking in paragraph 25 is intended to be perpetual and continue beyond the end of the certification period.

27. In determining whether to accept Respondent Cemtrex’s Offer, the Commission has considered this undertaking.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondents’ Offers.

Accordingly, it is hereby ORDERED that:

A. Pursuant to Section 8A of the Securities Act and Section 21C of the Exchange Act, Respondent Cemtrex cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

B. Pursuant to Section 8A of the Securities Act, Respondent Saagar Govil cease and desist from committing or causing any violations and any future violations of Section 17(a)(3) of the Securities Act.

C. Respondent Cemtrex shall comply with the undertakings in paragraphs 25 and 26.

D. Respondent Cemtrex shall, within ten (10) days of the entry of this Order, pay a civil money penalty in the amount of $2,200,000 to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3). If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C.

§3717.

E. Respondent Saagar Govil shall, within ten (10) days of the entry of this Order, pay a civil money penalty in the amount of $350,000 to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3). If timely payment is not made, additional interest shall accrue pursuant to 31 U.S.C.

§3717.

Payment must be made in one of the following ways:

(1)	Respondents may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2)	Respondents may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3)	Respondents may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center Accounts Receivable Branch HQ

Bldg., Room 181, AMZ-341

6500 South MacArthur Boulevard Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying Cemtrex, Inc. and Saagar Govil as Respondents in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Thomas P. Smith, Jr., Associate Regional Director, Division of Enforcement, Securities and Exchange Commission, 100 Pearl St., Suite 20-100, New York, New York 10004-2616.

F. Pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002, a Fair Fund is created for the penalties referenced in paragraph IV above. Amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondents agree that in any Related Investor Action, they shall not argue that they are entitled to, nor shall they benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondents’ payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Respondents agree that they shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the Securities and Exchange Commission. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Respondents by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

V.

It is further Ordered that, solely for purposes of exceptions to discharge set forth in Section 523 of the Bankruptcy Code, 11 U.S. C. §523, that the findings in the Order are true and admitted by Respondent Saagar Govil, and further, any debt for disgorgement, prejudgment interest, civil penalty or other amounts due by Respondent Saagar Govil under this Order or any other judgment, order, consent order, decree or settlement agreement entered in connection with this proceeding, is a debt for the violation by Respondent Saagar Govil of the federal securities laws or any regulation or order issued under such laws, as set forth in Section 523(a)(19) of the Bankruptcy Code, 11 U.S.C.

§523(a)(19).

By the Commission.

Vanessa A. Countryman Secretary